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Exhibit 10.12

LA QUINTA
EXECUTIVE SUPPLEMENTAL RETIREMENT AGREEMENT

        This EXECUTIVE SUPPLEMENTAL RETIREMENT AGREEMENT is dated as of November 1, 2001, by and among LA QUINTA CORPORATION (the "Company"), LA QUINTA PROPERTIES, INC. (the "REIT") (the Company and the REIT will be referred to herein jointly as the "Employer") and FRANCIS W. CASH, an individual residing in Colleyville, Texas (the "Executive").

W I T N E S S E T H:

        WHEREAS, the Executive is employed by the Employer as its Chief Executive Officer; and

        WHEREAS, the assurance of the continued services and loyalty of the Executive is essential to the future best interests of the Employer; and

        NOW, THEREFORE, in consideration of services performed and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:

ARTICLE ONE

        1.1.  Normal Retirement Benefits.    The Executive shall be entitled to receive a supplemental lump sum retirement benefit of $8,638,000 (pre-tax) on his 65th birthday.

        1.2.  Survivor Benefits.    In the event the Executive dies while employed by the Employer and prior to a Change in Control, his wife (his "Beneficiary"), if she survives him, shall be entitled to receive a lump sum death benefit of $4,319,000 (pre-tax).

        1.3.  Vesting.    The Executive's normal retirement benefit shall become fully vested when he reaches age 65 or upon a Change in Control. If the Executive's employment is terminated by the Employer without Cause, or as a result of the Executive's Disability, or by the Executive for Good Reason, the Executive shall become fully vested in his normal retirement benefit and he shall be entitled to receive 100 percent of his normal retirement benefit on his 65th birthday and payable as provided in Section 1.1. With the consent of the Compensation Committee, the Executive may receive his normal retirement benefit at any time after his termination of employment. If the Executive's employment is terminated by the Employer with Cause or by the Executive without Good Reason before he has reached age 65 and before a Change in Control, no benefits shall be payable hereunder.

        1.4.  Definitions.    For purposes of this Agreement, the following defined terms shall have the meaning set forth below:

          (a)  "Cause" shall mean that the Executive shall have committed an act of fraud, embezzlement, theft, or any other act constituting a felony, involving moral turpitude or causing material financial harm to the Employer;

          (b)  "Change in Control" shall mean

              (i)  any transaction, or series of transactions, including, but not limited to any merger, consolidation, or reorganization, which results when any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company, any subsidiary of the Company, and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities;

            (ii)  when, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section; or

            (iii)  when the stockholders of the Company approve a plan of complete liquidation of the Company; or an agreement for the sale or disposition of substantially all the Company's assets other than a sale of the Company's health care assets; or a merger, consolidation, or reorganization of the Company in which stockholders of the Company immediately prior to the transaction own less than 50% of the combined voting power of the surviving entity.

          (c)  "Disability" shall mean that illness or disability suffered by the Executive which prevents him from performing services to the Employer for a period of at least 120 days.

          (d)  "Employment Agreement" shall mean the Employment Agreement dated as of March 22, 2000 between Meditrust Corporation and the Executive.

          (e)  "Good Reason" shall mean the following circumstances if not cured prior to the expiration of a 30-day period after advance written notice by the Executive:

              (i)  the assignment to the Executive of duties that are materially inconsistent with the Executive's position or with his authority, duties or responsibilities as contemplated by the Employment Agreement, or any other action by the Employer or its successor which results in a material diminution or material adverse change in such position, authority, duties or responsibilities; or

            (ii)  any material breach by the Employer or its successor of the provisions of the Employment Agreement.

ARTICLE TWO

        2.1.  Alienability.    Neither the Executive nor his Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

        2.2.  Participation in Other Plans.    Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit-sharing, group insurance, bonus or other employee plans which the Employer may now or hereafter have.

ARTICLE THREE

        3.1.  Funding.    The rights of the Executive and of his Beneficiary shall be limited to those of a general creditor of the Employer.

        The Employer's obligations to make payments under this Agreement, however, shall not depend upon the Executive's insurability or the Employer's ability to obtain life insurance or make other provision under this paragraph.

        3.2.  Change in Control.    In the event of a Change in Control, the Employer shall pay to the Executive the supplemental lump sum retirement benefit of $8,638,000 (pre-tax).

ARTICLE FOUR

        4.1.  Benefits and Burdens.    This Agreement shall be binding upon and inure to the benefit of the Executive and his personal representatives and beneficiaries, and the Employer, and any successor organization which shall succeed to substantially all of either the Employer's assets and business without regard to the form of such succession.

        4.2.  Communications.    Any notice or communication required of either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by first class mail, as the case may be:

        To the Employer, addressed to the attention of the Compensation Committee with a copy addressed to the attention of the General Counsel of the Company.

        To the Executive, or to his Beneficiary, at the Executive's home address as appearing on the records of the Employer.

        Each party shall have the right by written notice to the other party to change the place to which any such notice may be addressed.

        4.3.  Governing Law.    This Agreement is subject to and shall be governed by the laws of the State of Texas, to the extent not preempted by federal law.

        4.4.  Waiver.    The failure of any party to require the performance of any term in this Agreement or the waiver by any party of any breach of this Agreement shall not prevent a subsequent enforcement of any term of this Agreement or be deemed a waiver of any subsequent breach.

        IN WITNESS WHEREOF, the Company and the REIT have caused this Agreement to be executed by their duly authorized officers and their corporate seal affixed, duly attested, and the Executive has hereunto set his hand and seal as of the day and year first above written.

LA QUINTA CORPORATION
By:	/s/ DAVID L. REA Title: CFO
LA QUINTA PROPERTIES, INC.
By:	/s/ DAVID L. REA Title: CFO
/s/ FRANCIS W. CASH Francis W. Cash

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LA QUINTA EXECUTIVE SUPPLEMENTAL RETIREMENT AGREEMENT
W I T N E S S E T H
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE
ARTICLE FOUR